UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — December 22, 2009

NUCRYST PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.

101 College Road East

Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 228-8210

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 22, 2009, NUCRYST Pharmaceuticals Corp. (the “Company”) completed the sale of its Acticoat business to Smith & Nephew Inc. and Smith & Nephew (Overseas) Limited (collectively, “S&N”), which business comprised substantially all of the Company’s assets (the “Transaction”). Prior to the closing of the Transaction, S&N was the Company’s sole customer for its Acticoat business.

The Transaction was completed pursuant to an Asset Purchase Agreement, dated as of November 10, 2009, between the Company, its wholly-owned subsidiary NUCRYST Pharmaceuticals Inc., and S&N (the “Asset Purchase Agreement”) previously disclosed as Exhibit 99.D.3 to the Company’s Schedule 13E-3 filed on December 1, 2009 (the “Schedule 13E-3”). The Transaction received shareholder approval at a special meeting of the Company’s shareholders held on December 21, 2009.

The aggregate consideration for the Transaction was $28.0 million, consisting of $21.0 million in cash plus working capital and other adjustments of $7.0 million. The amount of consideration was determined pursuant to negotiations between the Company and S&N and is subject to a working capital adjustment by S&N for 90 days post closing. In connection with the Transaction and as more particularly described in the Information Circular filed as Exhibit 99.A.1 to the Schedule 13E-3, KPMG Corporate Finance Inc. evaluated the fairness of the Transaction and found it to be fair, from a financial point of view, to the Company.

On December 22, 2009, the Company issued a press release announcing the closing of the Transaction. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(b)	Pro forma financial information.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and related notes of the Company. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results that would have occurred if the Asset Purchase Agreement had occurred on the date indicated or the expected financial position in the future. The information includes pro forma adjustments which reflect the disposition of Acticoat business, which represents substantially all the assets of the Company other than its cash balances.

The unaudited pro forma condensed consolidated balance sheet was prepared assuming the Transaction occurred as of September 30, 2009. The Company has not provided a pro forma condensed consolidated statement of operations as 100% of the revenues of the business were sold and only minimal operating expenses remain pending the completion of the Amalgamation transaction as more particularly described in the Information Circular filed as Exhibit 99.A.1 to the Schedule 13E-3.

Exhibit Number	Description

99.1	Press Release dated December 22, 2009 (filed herewith).

NUCRYST Pharmaceuticals Corp.

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited — in thousands of U.S. dollars)

	As of September 30 ,2009
	As Reported	Pro Forma Adjustments		Pro Forma Amounts
ASSETS
Current
Cash and cash equivalents	$13,414	$25,363	(1)	$38,777
Accounts receivable	4,532	(4,532)	(2)	—
Inventories	4,134	(4,134)	(2)	—
Prepaid expenses	598	(548)	(2)	50

Total current assets	22,678	16,149		38,827
Capital & intangible assets—net	10,508	(10,462)	(3)	46

Total assets	$33,186	$5,687		$38,873

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
		$(5,251)	(2)
		2,550	(4)
		424	(5)

Accounts payable and accrued liabilities	$7,016	(2,277)		$4,739
Deferred lease inducement	103	(103)	(6)	—

Total current liabilities	7,119	(2,380)		4,739
Long term deferred lease inducement	488	(488)	(6)	—

Total liabilities	7,607	(2,868)		4,739

Shareholders’ equity
Common shares no par value, unlimited shares authorized:
18,325,365 issued and outstanding at September 30, 2009	68,134	—		68,134
Additional paid-in capital	2,330	—		2,330
Accumulated other comprehensive loss	(2,819)	—		(2,819)
Accumulated deficit	(42,066)	8,555	(7)	(33,511)

Total shareholders’ equity	25,579	8,555		34,134

Total liabilities and shareholders’ equity	$33,186	$5,687		$38,873

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

1.	Basis of presentation

On December 22, 2009, NUCRYST Pharmaceuticals Corp. (the “Company”) completed the sale of its Acticoat business to Smith & Nephew Inc. and Smith & Nephew (Overseas) Limited (collectively, “S&N”), which business comprised substantially all of the Company’s assets (the “Transaction”). Prior to the closing of the Transaction, S&N was the Company’s sole customer for its Acticoat business. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2009 is presented as if the disposition occurred on September 30, 2009. A pro forma condensed consolidated statement of operations is not presented as 100% of the revenues of the business were sold and only minimal operating expenses remain pending the completion of the Amalgamation transaction.

The unaudited pro forma condensed consolidated financial information has been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position that might have occurred had the disposition occurred as of the dates stated above. The pro forma adjustments are described in the notes below.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s Current Report on Form 8-K, in which this presentation is included, dated December 22, 2009, the Schedule 13E-3 filed on December 1, 2009, the audited financial statements and notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2009.

2.	Pro Forma Adjustments

(1)	Represents the aggregate consideration for the Transaction which consists of $21.0 million plus $4.4 million for working capital and other amounts due if the Transaction closed on September 30, 2009.
(2)	Elimination of the working capital amounts.
(3)	Elimination of fixed assets and intangible assets.
(4)	Accrual of amounts due for severance and other liabilities as a result of the Transaction.
(5)	Accrual of transaction costs incurred in connection with the Transaction.
(6)	Elimination of a deferred lease inducement as a result of the assignment of the lease to S&N.
(7)	Net gain as a result of the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCRYST PHARMACEUTICALS CORP.

By:	/S/ DAVID B. HOLTZ
David B. Holtz Interim President & Chief Executive Officer Chief Financial Officer

Dated: December 29, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 22, 2009 (filed herewith).